LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE The undersigned, as an officer or director of Dropbox, Inc. (the “Corporation”), hereby constitutes and appoints Timothy Regan, William Yoon and Cara Angelmar, each the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in- fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended). This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney is executed as of the date set forth below. Signature: Print Name: Sarah Schubach Dated: 06 / 18 / 2025 Doc ID: 73701d8d14359ba98be79739852a61bfd7e6d50c

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Title	Section 16 Power of Attorney (Sarah Schubach)
File name	Section_16_Power_...ah_Schubach_.docx
Document ID	73701d8d14359ba98be79739852a61bfd7e6d50c
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SENT	**06 / 18 / 2025** 16:02:02 UTC	Sent for signature to Sarah Schubach (sarahs@dropbox.com) from jlelannic@dropbox.com IP: 136.226.56.185
VIEWED	**06 / 18 / 2025** 16:15:41 UTC	Viewed by Sarah Schubach (sarahs@dropbox.com) IP: 136.226.56.176
SIGNED	**06 / 18 / 2025** 16:17:33 UTC	Signed by Sarah Schubach (sarahs@dropbox.com) IP: 136.226.56.176
COMPLETED	**06 / 18 / 2025** 16:17:33 UTC	The document has been completed.

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